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                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form N-2 of our report dated February 18, 2000, relating to the financial statements and financial highlights of AIM Floating Rate Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP



Boston, Massachusetts
March 29, 2000